Contact:
Patriot National Bank
900 Bedford Street
Stamford, CT 06901
Charles F. Howell
President and CEO
Robert F. O’Connell
SEVP & CFO
(203) 324-7500

FOR IMMEDIATE RELEASE

PATRIOT NATIONAL BANCORP, INC. ANNOUNCES A 17% INCREASE IN ITS
QUARTERLY DIVIDEND

Stamford, CT, June 15, 2004. Patriot National Bancorp, Inc. (NASDAQ Small Cap "PNBK"), the parent of Patriot National Bank, announced a 17% increase in the quarterly dividend on its Common Stock.

The dividend, in the amount of $0.035 per share, will be payable on July 20, 2004 to shareholders of record as of the close of business on July 6, 2004.